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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 02549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 SB MERGER CORP.
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             (Exact name of registrant as specified in its charter)


                Delaware                                 38-3506266
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(State of incorporation or organization)       (IRS Employer Identification No.)


5860 Sterling Drive  Howell, Michigan                      48843
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(Address of principal executive offices)                (Zip Code)


If this form relates to the                If this form relates to the
registration of a class of                 registration of a class of
securities pursuant to Section             securities pursuant to Section
12(b) of the Exchange Act and is           12(g) of the Exchange Act and is
effective pursuant to General              effective pursuant to General
Instruction A.(c), please check the        Instruction A.(d), please check the
following box. [ ]                         following box. [X]


Securities Act registration statement file number to which this form relates:
333-39044

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class              Name of each exchange on which
         to be so registered              each class is to be registered
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Securities to be registered pursuant to Section 12(g) of the Act:


                     Common Stock, $.001 par value per share
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                                (Title of Class)

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Item 1. Description of Securities to be Registered.
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     We have provided the information required by Item 202 of Regulation S-B under the heading "Description of Securities" in our Registration Statement on Form SB-2, registration no. 333-39044, as initially filed with the Securities and Exchange Commission on June 9, 2000 on Form SB-2 and as subsequently amended and as may be amended after the filing of this Registration Statement on Form 8-A. That information is incorporated herein by reference.

Item 2. Exhibits.
        --------

Exhibit
Number:       Description:
-------       ------------

     EXHIBIT
      NUMBER  EXHIBIT DESCRIPTION
      ------  -------------------
        *3.1  Amended and Restated Certificate of Incorporation of SB
              Merger filed with the Delaware Secretary of State on April
              11, 2002
        *3.2  Amended and Restated Bylaws of SB Merger
        *3.3  Certificate of Designations, Preferences and Rights of
              Series A Convertible Preferred Stock of RxBazaar filed with the Delaware Secretary of State on February 15, 2001
        *3.4  Certificate of Designations, Preferences and Rights of
              Series B Convertible Preferred Stock of RxBazaar filed with the Delaware Secretary of State on April 10, 2002
      **10.1 Escrow Agreement (Stock) between SB Merger Corp. and Continental Stock Transfer & Trust Company
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*       Previously filed on the Registration Statement of SB Merger Corp. on
        Form SB-2/A (File No. 333-39044), as filed with the Securities and Exchange Commission on April 15, 2002.
** Previously filed on the Registration Statement of SB Merger Corp. on Form SB-2 (File No. 333-39044), as filed with the Securities and Exchange Commission on January 19, 2001.

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          SB MERGER CORP.



Dated: June 14, 2002                      By: /s/ Richard Campbell
                                              ---------------------------------
                                              Name: Richard Campbell
                                              Position: Secretary and Treasurer






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


                                  EXHIBIT INDEX

Exhibit
Number:    Description:
-------    ------------

     EXHIBIT
      NUMBER  EXHIBIT DESCRIPTION
      ------  -------------------
        *3.1  Amended and Restated Certificate of Incorporation of SB
              Merger filed with the Delaware Secretary of State on April
              11, 2002
        *3.2  Amended and Restated Bylaws of SB Merger
        *3.3  Certificate of Designations, Preferences and Rights of
              Series A Convertible Preferred Stock of RxBazaar filed with the Delaware Secretary of State on February 15, 2001
        *3.4  Certificate of Designations, Preferences and Rights of
              Series B Convertible Preferred Stock of RxBazaar filed with the Delaware Secretary of State on April 10, 2002
      **10.1 Escrow Agreement (Stock) between SB Merger Corp. and Continental Stock Transfer & Trust Company
------------------
* Previously filed on the Registration Statement of SB Merger Corp. on Form SB-2/A (File No. 333-39044), as filed with the Securities and Exchange Commission on April 15, 2002.
** Previously filed on the Registration Statement of SB Merger Corp. on Form SB-2 (File No. 333-39044), as filed with the Securities and Exchange Commission on January 19, 2001.